UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2019

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

54 Wilton Road, 2nd Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(310)-620-9320

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Seventh Amendment to the BioSig Technologies, Inc. 2012 Equity Incentive Plan

On November 18, 2019, BioSig Technologies, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the Seventh Amendment (the “2012 Plan Amendment”) to the BioSig Technologies, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) to increase the number of shares of common stock available for issuance pursuant to awards under the 2012 Plan by an additional 2,000,000 shares, to a total of 9,474,450 shares of the Company’s common stock.

Election of Nine Directors

As previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2019 (the “2019 Proxy”), the terms of the Company’s nine directors were scheduled to expire at the Annual Meeting, and the Company’s board of directors (the “Board”) nominated each of them for re-election at the Annual Meeting.

At the Annual Meeting, Kenneth L. Londoner, Jeffrey F. O’Donnell, Sr., Andrew L. Filler, David Weild IV, Patrick J. Gallagher, Donald E. Foley, Dr. Jerome B. Zeldis, M.D., Ph.D., Samuel E. Navarro, and Martha Pease were elected as directors of the Board to serve for a term expiring at the Company’s 2020 annual meeting of stockholders.

For more information about the matters above, see the Company’s 2019 Proxy, the relevant portions of which are incorporated herein by reference. The description of the 2012 Plan Amendment above and such portions of the 2019 Proxy are qualified in their entirety by reference to the full text of the 2012 Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the following five proposals were submitted to the Company’s stockholders:

(1)

Election of nine directors to serve until the Company’s 2020 annual meeting of stockholders or until their successors have been duly elected and qualified, for which the following were the nominees: Kenneth L. Londoner, Jeffrey F. O’Donnell, Sr., Andrew L. Filler, David Weild IV, Patrick J. Gallagher, Donald E. Foley, Dr. Jerome B. Zeldis, M.D., Ph.D., Samuel E. Navarro, and Martha Pease.

(2)

Approval of 2012 Plan Amendment to increase the number of shares of common stock available for issuance pursuant to awards under the 2012 Plan by an additional 2,000,000 shares, to a total of 9,474,450 shares of the Company’s common stock.

(3)	An advisory vote on executive compensation as disclosed in the Company’s 2019 Proxy.
(4)	An advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.
(5)	Ratification of the appointment of Liggett & Webb, P.A. as the Company’s independent registered public accounting firm for the 2019 fiscal year.

For more information about the foregoing proposals, see the Company’s 2019 Proxy. Holders of the Company’s common stock were entitled to one vote per share, totaling to 22,032,342 votes, and certain holders of the Company’s Series C Convertible Preferred Stock, subject to the beneficial ownership limitation pursuant to the terms of such preferred stock as set forth in the certificate of designation for such preferred stock, were entitled to an aggregate of 74,554 votes. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)

Each of the following nominees for director received the number of votes set forth opposite his or her name, constituting in each case a plurality of the votes cast at the Annual Meeting for the election of such director to serve for a term of one year or until his or her successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld
Kenneth L. Londoner	10,943,124	16,103
Jeffrey F. O’Donnell, Sr.	10,383,653	575,574
Andrew L. Filler	10,246,681	712,546
David Weild IV	10,301,137	658,090
Patrick J. Gallagher	10,637,350	321,877
Donald E. Foley	10,903,807	55,420
Dr. Jerome B. Zeldis, M.D., Ph.D.	10,787,548	171,679
Samuel E. Navarro	10,935,355	23,872
Martha Pease	10,936,633	22,594

(2)	Approval of the 2012 Plan Amendment:

For	Against	Abstain	Broker Non-Votes
9,546,671	1,400,337	12,219	6,442,444

(3)	Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
9,613,744	1,311,983	33,500	6,442,444

(4)	Advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain
1,824,136	413,350	8,683,068	38,673

(5)	Ratification of the appointment of Liggett & Webb, P.A. as the Company’s independent registered public accounting firm for the 2019 fiscal year:

For	Against	Abstain
17,269,321	117,341	15,009

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Seventh Amendment to the BioSig Technologies, Inc. 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: November 20, 2019	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Chairman and Chief Executive Officer